Exhibit 99.1

MEDIA CONTACT: Biogen Matt Fearer Ph: +1 781 464 3260 public.affairs@biogen.com	INVESTOR CONTACT: Biogen Matt Calistri Ph: +1 781 464 2442 IR@biogen.com

BIOGEN APPOINTS JEFF CAPELLO AS EXECUTIVE VICE PRESIDENT

AND CHIEF FINANCIAL OFFICER

CAMBRIDGE, Mass.— November 21, 2017 -- Biogen (Nasdaq: BIIB) announced today the appointment of Jeffrey D. Capello as Executive Vice President and Chief Financial Officer effective as of December 11, 2017.

Mr. Capello will lead Biogen’s Business Planning, Tax, Treasury, Internal Audit, Accounting, and Investor Relations functions. He will report to Michel Vounatsos, CEO of Biogen, will be a member of the Executive Committee, and will be based in Cambridge, Mass.

Mr. Capello brings 26 years of experience in finance. Most recently he was Executive Vice President and Chief Financial Officer of Beacon Health Options Inc. His previous experience includes founding and running his own company, Monomy Advisors, and serving as Chief Financial Officer of Ortho Clinical Diagnostics, Boston Scientific Corporation, and Perkin Elmer. Earlier in his career he was also a partner in the Boston and Amsterdam offices of PwC.

Mr. Capello is a certified public accountant. He holds a B.S. in Business Administration from the University of Vermont and an M.B.A. in Accounting from Harvard Business School. Drafted by the Buffalo Sabres in the National Hockey League, Mr. Capello played two seasons for their American Hockey League club.

“I am very excited to join Biogen, a company which is recognized as a pioneer and a leader in treating neurological diseases,” said Mr. Capello. “I look forward to working with colleagues around the world in our mission to make a difference in the lives of patients.”

“We are fortunate to have Jeff join Biogen given the depth and breadth of his experience,” said Mr. Vounatsos. “He comes to Biogen at an exciting time as we execute our business strategy, pursue business development opportunities and build our pipeline.”

About Biogen

At Biogen, our mission is clear: we are pioneers in neuroscience. Biogen discovers, develops, and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases. Founded in 1978 as one of the world’s first global biotechnology companies by Charles Weissman, Heinz Schaller, Kenneth Murray and Nobel Prize winners Walter Gilbert and Phillip Sharp, Biogen has the leading portfolio of medicines

| More |

PAGE 2 |

to treat multiple sclerosis; has introduced the first and only approved treatment for spinal muscular atrophy; and is focused on advancing neuroscience research programs in Alzheimer’s disease and dementia, neuroimmunology, movement disorders, neuromuscular disorders, pain, ophthalmology, neuropsychiatry, and acute neurology. Biogen also manufactures and commercializes biosimilars of advanced biologics. We routinely post information that may be important to investors on our website at www.biogen.com. To learn more, please visit www.biogen.com and follow us on social media – Twitter, LinkedIn, Facebook, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our business activities, our strategy and plans, the potential of our commercial business and pipeline programs, and the expected benefits from Mr. Capello’s appointment as Executive Vice President and Chief Financial Officer. These forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “except,” “forecast,” “intend,” “may,” “plan,” “potential,” “possible,” “will,” and other words and terms of similar meaning. You should not place undue reliance on these statements.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation: risks relating to management and key personnel changes; failure to compete effectively; difficulties in obtaining and maintaining adequate coverage, pricing, and reimbursement for our products; potential future healthcare reforms; the occurrence of adverse safety events; failure to protect and enforce our data, intellectual property, and other proprietary rights and uncertainties relating to intellectual property claims and challenges; uncertainty of success in developing, licensing, or acquiring other product candidates or additional indications for existing products; delay in approval of our drug candidates; product liability claims; and third party collaboration risks. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our most recent annual or quarterly report and in other reports we have filed with the U.S. Securities and Exchange Commission. These statements are based on our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.